December 11, 2001




RE:   J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-C1

Please find attached a Structural Term Sheet for the J.P. Morgan Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 2001-C1 transaction. The attached information supplements and corrects the information contained in the final prospectus and prospectus supplement, previously delivered to you, specifically with regards to the ratings on the NC-1 and NC-2 Certificates.

                                                               December 11, 2001

ANY INVESTMENT DECISION WITH RESPECT TO THE SECURITIES SHOULD BE MADE BY YOU BASED UPON THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES AS CORRECTED AND SUPPLEMENTED BY THIS TERM SHEET. THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL PRIOR STUCTURAL AND COLLATERAL TERM SHEETS, IF ANY AS WELL AS THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.



                              STRUCTURAL TERM SHEET


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-C1


                                 $1,031,290,189

                       (Approximate Initial Pool Balance)

         --------------------------------------------------------------

                               JPMORGAN CHASE BANK

                         PNC BANK, NATIONAL ASSOCIATION

                        LASALLE BANK NATIONAL ASSOCIATION

                              Mortgage Loan Sellers


                           MIDLAND LOAN SERVICES, INC.

                                 Master Servicer


                           MIDLAND LOAN SERVICES, INC.

                                Special Servicer

         --------------------------------------------------------------

                                   FOR FURTHER
                              INFORMATION CONTACT:

                           J.P. MORGAN SECURITIES INC.


            Brian Baker             Glenn Riis            Andy Taylor
          (212) 834-3813         (212) 834-3813         (212) 834-3813


                 ABN AMRO INCORPORATED            PNC CAPITAL MARKETS, INC.

           Frank Forelle     Gerald Sneider              Tim Martin
          (212) 409-7721     (212) 409-7587           (704) 846-3306




JPMORGAN                    ABN AMRO INCORPORATED      PNC CAPITAL MARKETS, INC.

                            DEUTSCHE BANC ALEX. BROWN


The analyses in this report are based upon information provided by JPMorgan Chase Bank, PNC Bank, National Association and LaSalle Bank National Association, (the "Sellers"). J.P. Morgan Securities Inc., ABN AMRO Incorporated, PNC Capital Markets, Inc., Deutsche Banc Alex. Brown Inc. (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. J.P. Morgan Securities Inc. is acting as sole bookrunner and as co-lead manager with ABN AMRO Incorporated and PNC Capital Markets, Inc. on this offering. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the Underwriters and supplements and corrects the same information provided in the applicable Final Prospectus and Prospectus Supplement and any other information. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Final Prospectus and Prospectus Supplement as corrected and supplemented by this Term Sheet relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES BUT SHALL BE DEEMED TO CORRECT THE ISSUERS FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

--------------------------------------------------------------------------------

                                                               December 11, 2001

THE INFORMATION HEREIN SUPPLEMENTS AND CORRECTS THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.


APPROXIMATE SECURITIES STRUCTURE
--------------------------------


                                                CREDIT           EXPECTED        EXPECTED
                            APPROX. FACE/      SUPPORT           WEIGHTED         PAYMENT
          RATINGS BY       NOTIONAL AMOUNT      (% OF           AVG. LIFE          WINDOW
CLASS      FITCH/S&P            (MM)           BALANCE)         (YEARS)(a)      (MONTHS)(a)
---------------------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES

A-1        AAA / AAA           51,000,000      21.375%           2.50           01/02 - 04/06
A-2        AAA / AAA          156,200,000      21.375%           6.49           04/06 - 01/11
A-3        AAA / AAA          603,652,000      21.375%           9.64           01/11 - 10/11
B           AA / AA            47,697,000      16.750%           9.83           10/11 - 10/11
C          AA- / AA-           21,915,000      14.625%           9.83           10/11 - 10/11
D            A / A             21,915,000      12.500%           9.86           10/11 - 11/11
E           A- / A-            12,891,000      11.250%           9.91           11/11 - 11/11



PRIVATELY OFFERED CLASSES
---------------------------------------------------------------------------------------------
X1         AAA / AAA        1,070,655,188           NA             NA               NA
X2         AAA / AAA          577,418,000           NA             NA               NA
F          BBB / BBB           25,782,000       8.750%             NA               NA
G         BBB- / BBB-          12,891,000       7.500%             NA               NA
H          BB+ / BB+           21,915,000       5.375%             NA               NA
J           BB / BB             9,024,000       4.500%             NA               NA
K          BB- / BB-            6,446,000       3.875%             NA               NA
L           B+ / B+            10,313,000       2.875%             NA               NA
M            B / B              5,156,000       2.375%             NA               NA
N           B- / B-             5,156,000       1.875%             NA               NA
NR         Unrated /           19,337,188           NA             NA               NA
           Unrated

---------------------------------------------------------------------------------------------
NC-1         A / A             32,658,000           NA             NA               NA
NC-2        A- / A-             6,707,000           NA             NA               NA
---------------------------------------------------------------------------------------------

Note:  (a)  Calculated at 0% CPR, no balloon  extensions,  ARD loan pays in full on the Anticipated Repayment Date, clean-up call is not exercised and there are no defaults